UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2015 (May 14, 2015)

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	27-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 14, 2015, American Realty Capital Trust V, Inc. (the “Company”) entered into an indemnification agreement (the “Vederman Indemnification Agreement”) with Herbert Vederman in connection with the appointment of Mr. Vederman as an independent director of the Company on March 11, 2015. In addition, on May 26, 2015, the Company entered an indemnification agreement with Donald MacKinnon, Andrew Winer and Donald R. Ramon in connection with their respective appointments as chief executive officer and president, chief investment officer and chief financial officer, treasurer and secretary of the Company on April 19, 2015 (the “May Indemnification Agreement” and together with the Vederman Indemnification Agreement, the “Indemnification Agreements”).

The Indemnification Agreements are substantially similar in form to the indemnification agreement entered into by the Company with its other directors and officers and provide that the Company will indemnify each indemnitee to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreements, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by any indemnitee that may result or arise in connection with such indemnitee serving in his capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Mr. Elman is or was serving in such capacity at the request of the Company. The Indemnification Agreements further provide that, subject to the limitations set forth in the Indemnification Agreements, the Company will, without requiring a preliminary determination of an indemnitee’s ultimate entitlement of indemnification under the applicable Indemnification Agreement, advance all reasonable expenses to such indemnitee incurred by or on behalf of such indemnitee in connection with any proceeding such indemnitee is or is threatened to be made a party to.

The Indemnification Agreements provide that each indemnitee is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of an indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) such indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such indemnitee had reasonable cause to believe that his conduct was unlawful. The Indemnification Agreements further limit each indemnitee’s entitlement to indemnification in cases where (a) an indemnitee’s gross negligence or willful misconduct caused loss or liability to the Company, (b) loss or liability arose from an alleged violation of federal or state securities laws unless certain conditions were met, (c) the proceeding was one by or in the right of the Company and such indemnitee was adjudged to be liable to the Company, (d) such indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to such indemnitee or (e) the proceeding was brought by the indemnitee, except in certain circumstances.

The Indemnification Agreements also provide that, except for a proceeding brought by an indemnitee, the Company has the right to defend such indemnitee in any proceeding which may give rise to indemnification under the applicable Indemnification Agreement. The Indemnification Agreements grant each indemnitee the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of such indemnitee in a timely manner. The Indemnification Agreements further provide that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering each indemnitee or any claim made against an indemnitee by reason of his service to the Company.

The foregoing description of the Vederman Indemnification Agreement is qualified in its entirety by reference to the Vederman Indemnification Agreement, which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on May 15, 2015, and is incorporated herein by reference. The foregoing description of the May Indemnification Agreement is qualified in its entirety by reference to the May Indemnification Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Trust V, Inc.

Date: May 27, 2015	By:	/s/ Donald MacKinnon
Donald MacKinnon
Chief Executive Officer and President